Exhibit 99.1

Allscripts Contacts:

Bill Davis

Chief Financial Officer

312-506-1211

bill.davis@allscripts.com

Dan Michelson

Chief Marketing Officer

312-506-1217

dan.michelson@allscripts.com

Todd Stein

Senior Manager/Public Relations

312-506-1216

todd.stein@allscripts.com

FOR IMMEDIATE RELEASE

Allscripts Reports Third Quarter 2007 Results

Company Posts Record Sales and Revenue

CHICAGO – November 8, 2007 – Allscripts, the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare, today announced results for the three and nine months ended September 30, 2007.

Total revenue for the three months ended September 30, 2007 was $73.4 million, a new record for the company, compared to $62.2 million for the same period last year. Revenue from software and related services for the three months ended September 30, 2007 was $59.0 million, compared to $49.5 million for the same period last year, increasing by 19.1%.

Gross margin percentage was 50.1% for the third quarter of 2007, compared to 49.1% during the third quarter of 2006.

Net income for the three months ended September 30, 2007 was $4.1 million, or $0.07 per diluted share, compared to net income of $3.3 million, or $0.06 per diluted share, for the same period last year. Reported net income for the three months ended September 30, 2007 and 2006 reflects deal-related amortization of $1.7 million and $1.9 million, respectively, or $0.03 per diluted share for both periods, net of tax, and total stock-based compensation of $0.9 million and $0.4 million, respectively, or $0.01 per diluted share for both reported periods, net of tax.

Non-GAAP adjusted earnings for the three months ended September 30, 2007 were $6.7 million, or $0.11 per diluted share, compared to non-GAAP adjusted earnings of $5.5 million, or $0.10 per diluted share for the same period last year. Please see “Non-GAAP Financial Measures” below for a discussion of non-GAAP adjusted earnings and earnings per share.

As of September 30, 2007, the Company had cash and marketable securities of $75.0 million.

“Allscripts made solid progress in the third quarter with record clinical software sales of $63.2 million, including two of the largest agreements in our history – Columbia University Medical Center, one of the world’s most prestigious academic medical centers, and Lahey Clinic, the nation’s first multi-specialty group practice,” said Glen Tullman, Chief Executive Officer of Allscripts. “Sales in our clinical software businesses grew 77 percent over last year, confirming both the acceleration in the market and Allscripts continuing leadership.”

Total revenue for the nine months ended September 30, 2007 was $208.5 million, compared to $164.4 million for the same period last year. Revenue from software and related services for the nine months ended September 30, 2007 was $164.9 million, compared to $124.6 million for the same period last year, increasing by 32.4%.

Gross margin percentage was 50.1% for the first nine months of 2007, compared to 49.8% during the same period of 2006.

Net income for the nine months ended September 30, 2007 nearly doubled year-over-year to $14.6 million, or $0.25 per diluted share, compared to net income of $7.4 million, or $0.14 per diluted share, for the same period last year. Reported net income for the nine months ended September 30, 2007 and 2006 reflects deal-related amortization of $4.7 million, or $0.07 per diluted share, net of tax, and $4.8 million, or $0.09 per diluted share, net of tax, respectively, and total stock-based compensation of $1.7 million or $0.03 per diluted share, net of tax, and $0.9 million, or $0.02 per diluted share, net of tax, respectively. Non-GAAP adjusted earnings for the nine months ended September 30, 2007 were $21.0 million, or $0.35 per diluted share, compared to non-GAAP adjusted earnings of $13.1 million, or $0.25 per diluted share for the same period last year.

Outlook

Allscripts has updated its revenue target for the full year 2007 to a range of $286 million to $288 million. This target represents annualized growth in total revenue of approximately 25% and is reflective of approximately 30% annualized growth from software and related services. The Company also updated its GAAP earnings per diluted share outlook to a range of $0.34 to $0.35, representing annualized growth of approximately 55%, and its Non-GAAP adjusted earnings per diluted share outlook to a range of $0.48 to $0.49. Non-GAAP adjusted earnings contemplates the add back of approximately $6.4 million, or $0.10 per diluted share, of deal-related amortization and approximately $3.0 million, or $0.04 per diluted share, of stock-based compensation, both net of tax.

The Company also provided its outlook for 2008 with annualized growth in total revenue of approximately 20% to 25% which is reflective of approximately 25% to 30% in annualized growth from software and related services. This target represents annualized growth in GAAP earnings per diluted share of 40% to 50%. Annualized growth in non-GAAP adjusted earnings per diluted share is expected to be 40% to 45%, which contemplates approximately $6.6 million, or $0.10 per diluted share, of deal-related amortization, and approximately $6.0 million, or $0.09 per diluted share, of stock-based compensation, both net of tax.

Allscripts will conduct a conference call on Thursday, November 8, 2007 at 4:30 PM Eastern Standard Time to discuss the Company’s earnings and other information. The conference call can be accessed by dialing 1-888-644-5594 and requesting the Allscripts earnings call, or via the Internet at www.allscripts.com. A recording of the conference call will be available for a period of two weeks following the call at www.allscripts.com or by calling 1-800-642-1687, ID # 21783504.

Explanation of Non-GAAP Financial Measures

Allscripts reports its financial results in accordance with generally accepted accounting principles, or GAAP. To supplement this information, Allscripts presents in this press release non-GAAP net income (and related per share amounts), which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP net income consists of GAAP net income, excluding acquisition-related amortization and stock-based compensation expense under SFAS No. 123R, in each case net of any related tax benefit.

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Acquisition-Related Amortization. Acquisition-related amortization expense is a non-cash expense arising from the acquisition of intangible assets in connection with acquisitions or investments. Allscripts excludes acquisition-related amortization expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts’ business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation and should also note that such expense will recur in future periods.

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Stock-Based Compensation Expense. Stock-based compensation expense is a non-cash expense arising from the grant of stock awards to employees. Allscripts excludes stock-based compensation expense from non-GAAP net income because it believes (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of Allscripts’ business operations and (ii) such expenses can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods and should also note that such expense will recur in future periods.

Management also believes that non-GAAP net income (and related per share amounts) provides useful supplemental information to management and investors regarding the underlying performance of the Company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of the Company’s core operating results. Note however, that non-GAAP net income is a performance measure only, and it does not provide any measure of the Company’s cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts’ results of operations as determined in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures with GAAP financial measures contained within the attached condensed consolidated financial statements.

About Allscripts

Allscripts (Nasdaq: MDRX) is the leading provider of clinical software, connectivity and information solutions that physicians use to improve healthcare. The Company’s business units provide unique solutions that inform, connect and transform healthcare. Allscripts award-winning software applications include Electronic Health Records, practice management, e-prescribing, document imaging, emergency department, and care management solutions, all offered through the Company’s Clinical Solutions units. Additionally, Allscripts provides clinical product education and connectivity solutions for physicians and patients through its Physicians Interactive™ unit, and medication fulfillment services through its Medication Services unit. To learn more, visit Allscripts on the Web at www.allscripts.com.

Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the federal securities laws. Statements regarding future events, developments, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties, some of which are outlined below. As a result, actual results may vary materially from those anticipated by the forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; competitive pressures including product offerings, pricing and promotional activities; our ability to establish and maintain strategic relationships; undetected errors or similar problems in our software products; compliance with existing laws, regulations and industry initiatives and future changes in laws or regulations in the healthcare industry; possible regulation of the Company’s software by the U.S. Food and Drug Administration; the possibility of product-related liabilities; our ability to attract and retain qualified personnel; our ability to identify and complete acquisitions, manage our growth and integrate acquisitions; maintaining our intellectual property rights and litigation involving intellectual property rights; risks related to third-party suppliers; our ability to obtain, use or successfully integrate third-party licensed technology; breach of our security by third parties; and the risk factors detailed from time to time in our reports filed with the Securities and Exchange Commission, including our 2006 Annual Report on Form 10-K available through the Web site maintained by the Securities and Exchange Commission at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise.

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Balance Sheets

(amounts in thousands)

(Unaudited)

Assets	September 30, 2007	December 31, 2006

Current assets:
Cash and cash equivalents	$31,968	$42,461
Marketable securities	28,384	14,553
Accounts receivable, net	81,225	55,579
Deferred taxes, net	24,391	27,437
Inventories	4,370	3,247
Prepaid expenses and other current assets	16,920	10,620

Total current assets	187,258	153,897

Long-term marketable securities	14,673	26,024
Fixed assets, net	16,662	14,094
Software development costs, net	19,720	12,285
Intangible assets, net	74,717	78,050
Goodwill	181,397	188,261
Other assets	4,552	4,999

Total assets	$498,979	$477,610

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$14,695	$9,294
Accrued liabilities	19,929	26,546
Deferred revenue	41,084	35,549
Current portion of long-term debt	274	258

Total current liabilities	75,982	71,647

Long-term debt	85,234	85,441
Deferred income taxes	3,266	3,915
Other liabilities	2,207	357

Total liabilities	166,689	161,360

Stockholders’ equity	332,290	316,250

Total liabilities and stockholders’ equity	$498,979	$477,610

Allscripts Healthcare Solutions, Inc.

Condensed Consolidated Statements of Operations

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Revenue:
Software and related services	$58,985	$49,534	$164,906	$124,593
Prepackaged medications	10,904	10,438	32,072	32,456
Information services	3,555	2,219	11,529	7,360

Total revenue	73,444	62,191	208,507	164,409

Cost of revenue:
Software and related services	25,017	21,631	70,196	51,616
Prepackaged medications	9,223	8,802	26,672	26,844
Information services	2,408	1,202	7,099	3,996

Total cost of revenue (a)	36,648	31,635	103,967	82,456

Gross profit	36,796	30,556	104,540	81,953

Operating expenses:
Selling, general and administrative expenses (b)	27,173	21,947	74,972	61,877
Amortization of intangibles	2,757	3,045	7,909	7,696

Income from operations	6,866	5,564	21,659	12,380

Interest expense	(927)	(940)	(2,790)	(2,775)
Interest income and other, net	934	649	3,077	2,361
Gain on sale of equity investment	—	—	2,392	—

Income before income taxes	6,873	5,273	24,338	11,966

Income taxes	(2,749)	(2,011)	(9,719)	(4,554)

Net income	$4,124	$3,262	$14,619	$7,412

Net income per share - basic	$0.07	$0.06	$0.26	$0.15

Net income per share - diluted	$0.07	$0.06	$0.25	$0.14

Weighted average shares of common stock outstanding used in computing basic net income per share	56,191	53,048	55,500	50,081

Weighted average shares of common stock outstanding used in computing diluted net income per share (c)	65,225	55,676	64,541	52,572

(a)	Includes stock-based compensation of $247 and $0 for the three months ended September 30, 2007 and 2006, respectively and $432 and $0 for the nine months ended September 30, 2007 and 2006, respectively.

(b)	Includes stock-based compensation of $1,262 and $617 for the three months ended September 30, 2007 and 2006, respectively and $2,358 and $1,440 for the nine months ended September 30, 2007 and 2006, respectively.

(c)	Weighted average diluted shares for the three and nine months ended September 30, 2007 include 7,329 common shares related to the Company’s 3.5% Senior Convertible Notes. Such shares were antidilutive for the three and nine months ended September 30, 2006. Interest expense, net of tax, totaling $521 has been added back to net income for the net income per diluted share calculation for the three and nine months ended September 30, 2007.

Allscripts Healthcare Solutions, Inc.

Reconciliation of Non-GAAP Adjusted Earnings and Non-GAAP Adjusted Earnings Per Share

(amounts in thousands, except per-share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net Income	$4,124	$3,262	$14,619	$7,412

Stock compensation expense (tax effected at 40% for 2007 and 38% for 2006)	905	383	1,674	893
Deal-related amortization (tax effected at 40% for 2007 and 38% for 2006)	1,654	1,888	4,745	4,772

Non-GAAP Adjusted Earnings	$6,683	$5,533	$21,038	$13,077

Weighted average shares of common stock outstanding used in computing diluted non-GAAP adjusted earnings per share	65,225	55,676	64,541	52,572

Non-GAAP Adjusted Earnings Per Share - diluted	$0.11	$0.10	$0.35	$0.25